UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2016

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2016, Hines REIT 321 North Clark LLC, a wholly-owned subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”) entered into a contract with Diversified 321 North Clark LLC (the “Purchaser”) to sell 321 North Clark (the “Contract”). 321 North Clark is an office building located in Chicago, Illinois. The Purchaser is owned and controlled by an unaffiliated third party, which has a 95% interest in the Purchaser. Hines Interests Limited Partnership, the sponsor of Hines REIT, has a 5% interest in the Purchaser. Hines Interests Limited Partnership is owned and controlled by Jeffrey Hines, the Chairman of Hines REIT’s board of directors and his father, Gerald Hines.

The net contract sales price for 321 North Clark is expected to be approximately $340.1 million, exclusive of transaction costs and closing prorations. The Purchaser funded an earnest money deposit in the sum of $2.0 million on June 1, 2016. The Contract provides that it will automatically terminate on or before July 1, 2016 if the Purchaser elects not to fund an additional $8.0 million earnest money deposit by such date. If the Contract automatically terminates under these circumstances, then the $2.0 million earnest money deposit will be delivered to Hines REIT, unless the Purchaser otherwise is entitled to a return of its earnest money deposit pursuant to the terms of the Contract. Hines REIT expects the closing of this sale to occur in August 2016, subject to a number of closing conditions. There is no guarantee that this sale will be consummated.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions might not be satisfied, the risk associated with the possibility that the Purchaser may determine not to close on the acquisition, and other risks described in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

June 3, 2016	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer